BANKERS
INSURANCE GROUP

BANKERS INSURANCE COMPANY
P.O. BOX 33015, St. Petersburg, FL 33733
Phone: (727) 823-4000 (800)-627-0000
FAX: (727) 803-4076

February 18, 2013

Via Federal Express

A Alpha Bail Bonds, LLC
Attn: Frank Ficarra
132 W. 11th Ave.
Denver, CO 80204

Re: Colorado Non-Liable Contracts & Amendments

Dear Frank,

Please find enclosed a Non-Liable contract agreement for each producing agent appointed underneath your bonding company as well as an Amendment to the Agreement (Brian Sharp, Carlotta Turner, Bernard Turner, Steven Rickett, Tiffany Hubbs, Rueben Vargas, Rene Cook and Jenny Narvaez-Negron). After you have had an opportunity to review, please have all copies signed, notarized and returned to my attention at Bankers' physical address: 11101 Roosevelt Blvd. N., St. Petersburg, FL 33716. We look forward to working with you and your bonding company. Should you have any questions or concerns please feel free to contact Lisa Basta at (800) 627-0000 ext. 4290 or Rob Southey at (303) 670-3006.

Sincerely,

Christina A. Mancuso, Esq.
Associate Counsel
Bankers Insurance Company

Frank's Agreements

SUPERVISING PRODUCER AGREEMENT

THIS SUPERVISING PRODUCER AGREEMENT WITH ADDENDUM (herein, "Agreement") is made and entered into as of the Effective Date at St. Petersburg, Pinellas County, Florida, by and among the following parties:

A. **BANKERS INSURANCE COMPANY**, a Florida corporation (herein referred to as "Surety");

B. **SUPERVISING PRODUCER**, as specified on the Addendum; and

C. **INDEMNITORS**, as specified on the Addendum.

RECITALS:

1. Surety is a licensed insurer for bail surety in the Territory and elsewhere.

2. Supervising Producer is a marketer of bail bonds, properly licensed in all states and jurisdictions constituting the Territory as specified in the Addendum.

3. Surety desires to grant authority to Supervising Producer under this Agreement to bind it on bail bond risks and otherwise extend to Supervising Producer the most significant of powers within the Territory, to include the power to contract with and supervise various sub producers.

4. Supervising Producer is responsible for various sub producers which market bail bonds on Supervising Producer's behalf in the Territory.

5. Surety is relying upon the underwriting, administrative and recovery skills of Supervising Producer in the issuance of bonds, the supervision and management of all sub producers and all related transactions.

NOW, THEREFORE, in consideration of the mutual and reciprocal promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency whereof is specifically acknowledged by each of the undersigned, each of the parties hereto acknowledges and agrees as follows:

Article I. DEFINITIONS

The terms defined in this Article I whenever used in this Agreement shall have the respective meanings indicated below or in the attached Addendum. Such terms and terms defined elsewhere in this Agreement shall be applicable to both the singular and plural forms of the defined terms and reference to any gender shall include all genders.

1.1. "BUF Account" means the reserve account, commonly referred to as a build-up fund, created by Surety on behalf of Supervising Producer and/or its sub producers for the purpose of securing Supervising Producer's and the sub producer's obligations to Surety for any and all liabilities arising out of Supervising Producer's performance or failure to perform under this Agreement. The principal sums deposited into this account and all interest, dividends or appreciation attributable to these funds shall be available to Surety pursuant to the terms of this Agreement.

1.2. "Business" means the bail bond business conducted by Supervising Producer and its sub producers under the terms and conditions of this Agreement as underwritten by Surety.

1.3. "Loss" or "Losses", notwithstanding any provision of law, use, custom or practice to the contrary, shall be liberally construed and shall include but not be limited to bond estreatures and forfeitures, judgments, administrative fines/penalties, court costs or other costs, sheriff's fees, attorney's fees, appellate attorney's fees, all costs of litigation, damages or settlements for personal or bodily injury, property damage, reasonable travel, food, lodging and related expenses, recording and filing fees, reward offerings, costs resulting from the mishandling of bond collateral, investigative expense costs and expenses incurred in the tracing and apprehension of bail defendants. The terms "loss" and "losses" shall also include all costs and expenses incurred by reason of any requirement to assume all or any portion of the management of any of Supervising Producer's business entities, its sub producers or their business entities or the Business until all outstanding liabilities of Surety have been extinguished.

1.4. "Supervising Producer" means the individual or business entity specified in the Addendum and includes, but is not limited to, all employees, subcontractors, sub producers, co-producers, runners, affiliates, bounty hunters and others that are in any way connected to or perform acts that give rise to any potential or actual liability relating to any bail bond risk.

1.5. "Transfer Bond" refers to a bond produced when the Supervising Producer or its sub producer requests that Surety facilitate the posting of a bail bond undertaking on Supervising Producer's behalf, typically by another licensed and appointed producer of Surety in a jurisdiction outside of the Territory.

Article II. REPRESENTATIONS AND WARRANTIES

The parties hereby represent and warrant to each other that the following statements are true and correct as of the date hereof:

2.1 Surety. Surety represents and warrants that it is duly licensed and in good standing to underwrite bail surety products in the Territory and that it either has filed, or will timely file, such rate and form applications with the regulatory bodies of all states or jurisdictions within the Territory to permit Supervising Producer to perform under this Agreement .

2.2 Supervising Producer. Supervising Producer represents and warrants that it is duly licensed under the laws of the Territory, including all individual, insurance and business licenses that may be required, and that it is qualified and able to perform this Agreement under such laws. Supervising Producer also represents and warrants that it is currently in compliance with all laws, regulations and rules of the Territory in the operation of its business and that it has not received any notice or other communication from any governmental authority regarding any failure to comply.

2.3 Indemnitors. Indemnitors individually represent and warrant that they are knowledgeable and familiar with the Business of Supervising Producer, that they are possessed of sufficient unencumbered assets to undertake this indemnification obligation and that they possess the legal authority and capacity to enter into this Agreement.

Article III. RIGHTS AND AUTHORITY

Subject to the restrictions and provisions of the laws and regulations of the Territory:

3.1 Appointment. Surety hereby appoints and grants unto the Supervising Producer the authority, and charges the Supervising Producer with the responsibilities, all of which the Supervising Producer accepts, as follows:

A. To secure applications for and to issue and deliver bail bonds to be posted within the Territory on behalf of Surety, up to the Supervising Producer's limit of underwriting authority unless otherwise approved by Surety;

B. To solicit, engage, supervise and recommend for appointment properly qualified and licensed sub producers to market bail bonds in the Territory on behalf of itself and Surety;

C. To properly secure such collateral as may be appropriate to secure any bail bond obligation entered into pursuant to this Agreement and to further verify and record such collateral where required to ensure Surety's priority of interest in the event of default;

D. To exercise such care, judgment and diligence and to maintain such control and supervision of bonded persons as may be required for the sound and profitable operation of the Business so as to avoid loss to Surety;

E. To maintain and deliver to Surety such documents, records and reports relating to the Business as may be required by law or as may be directed by Surety (herein collectively referred to as "Documents");

F. To make the Documents available for inspection by Surety at any reasonable time. If this Agreement is terminated for any reason, Supervising Producer acknowledges the superior claim of Surety to all Documents, and Supervising Producer shall release all Documents to Surety for photocopying purposes, or in the event photocopying is not practicable, for any legitimate business purposes asserted by Surety.

G. To cancel such bonds as may appear in the judgment and discretion of Supervising Producer or Surety to be insecure or in jeopardy of forfeiture, where legally permissible.

3.2 Liability. Without limitation, Supervising Producer assumes all liability on any undertaking of bail entered into by Supervising Producer or its sub producers.

3.3 Cancellation of Bonds. Surety reserve the right to cancel, where lawful, directly and unilaterally any bail bond at any time as Surety should in its sole discretion so determine. In the event of any such cancellation, Supervising Producer shall be notified at or before the time that notice of such cancellation shall be given to the person for whom the bail bond was undertaken.

Article IV. COVENANTS

The parties do hereby covenant and agree as follows:

4.1. Estreatures/Forfeitures. Supervising Producer shall use its best efforts to avoid any and all estreatures, forfeitures or final judgments of any kind and shall in all instances pay from its own resources the full amount of any penal liability with costs of bail bonds issued under this Agreement and estreated in accordance with the laws of the Territory such that no judgment is entered against Surety. No stay, supersedeas, or appeal of any such estreature, forfeiture, or judgment shall in any way affect the duty of Supervising Producer and Indemnitors to immediately save Surety harmless of and from the Losses attributable to each such bond subject to forfeiture.

4.2. Legal Compliance. Supervising Producer hereby covenants and agrees that it will comply with all laws, regulations, court rules, forfeiture guidelines, fugitive recovery laws and procedures and bail administration requirements promulgated by the regulatory authorities and courts in the jurisdictions comprising the Territory.

Supervising Producer agrees that it shall immediately notify Surety in writing in the event any business or insurance license necessary for it, or for its sub producers, to continue lawfully operating as a Supervising Producer or sub producer in the Territory is suspended, revoked, placed under investigation or limited or constrained in any way by any regulatory authority or court.

4.3. Limit of Underwriting Authority. Supervising Producer shall not execute any bail bond undertaking or series of undertakings, or cooperate with any other person or entity in the execution, delivery or posting of any bail bond undertaking or series of undertakings, or otherwise incur any liability for Surety in excess of the Supervising Producer's underwriting authority, as indicated on the attached Addendum, for and on behalf of one or more individuals or entities charged with a crime or crimes as a result of any one transaction; provided, however, that Surety may approve a bail bond undertaking or undertakings for one person or entity in excess of Supervising Producer's underwriting authority if notified and fully advised of the premises by Supervising Producer in advance.

4.4. Powers and Supplies. Any and all bond forms, powers of attorney, Surety seals, and other supplies and equipment furnished by Surety to Supervising Producer shall be and remain the property of Surety and shall be accounted for and returned by Supervising Producer to Surety upon demand. In the event any powers of attorney should be lost, stolen or otherwise unaccounted for by Supervising Producer, Supervising Producer shall immediately report the same to Surety and shall, unless otherwise authorized or directed, immediately make full premium remittances for such powers, less applicable commission, based upon the maximum denominations thereof.

4.5. Seals. Supervising Producer shall only use the corporate seal of Surety for the execution of bail bonds and for no other purpose.

4.6. Transfer Bond Compliance. Where Surety secures a Transfer Bond at Supervising Producer's request, Supervising Producer agrees that it is solely responsible to become informed and to comply with the local laws and regulations pertaining to the particular jurisdiction where the bond is executed. All provisions of this Agreement shall apply to the execution of Transfer Bonds as if the Supervising Producer had posted the bond. If Supervising Producer tracks a fugitive or takes any other action under this Agreement outside of the jurisdiction of the Territory, Supervising Producer further covenants that it will inform itself and will comply with all applicable laws, regulations and rules with respect to all such activities in such other jurisdictions.

4.7. Underwriting Guidelines. Supervising Producer shall use best efforts to comply with all underwriting and administrative guidelines promulgated by Surety as may be amended from time to time. In addition to other matters, such guidelines include the requirement to provide timely proof of exoneration of all open liability arising from Supervising Producer's Business under this Agreement.

Article V. PAYMENTS AND COLLATERAL

5.1 Payments Due Surety. All premium payments due Surety are calculated as a percent of either penal liability or premium for each bond issued, in accordance with the method and percentage specified in the Addendum. Payments shall be remitted to Surety and shall be due, payable and fully earned at the time of execution of any bail bond. All payments must be made within 45 days of execution of any bail bond.

5.2 Premium Collection. The amount of premium to be charged for bail bond undertakings shall be determined in accordance with the laws of the State of the Territory. The premiums charged the bonded party or their indemnitors for all bail bond undertakings are due and payable at the time of the issuance of such undertakings. Any extension of credit by Supervising Producer, or any of its authorized sub producers, employees, or cooperating producers, brokers, or other entities shall be at Supervising Producer's sole risk and expense.

5.3 Refund of Commission. In the event that Surety shall refund any premium or portion thereof paid on account of any bail bond written by Supervising Producer or its sub producers, whether by reason of cancellation or otherwise and either during or after the term of this Agreement, Supervising Producer shall immediately remit to Surety the commission retained by it on account of such premium.

5.4 Bond Collateral. The parties recognize and acknowledge that in the underwriting process required of Supervising Producer in the issuance of bail bonds, and as an adjunct to the sound extension of credit, Supervising Producer may for the benefit of Supervising Producer and Surety secure collateral to guarantee the appearance of the bonded party in the form of cash or other property whether real, personal, tangible or intangible, or a combination of any of the foregoing. This collateral shall be held in trust in accordance with the laws of the Territory and such procedures as the Surety may establish from time to time for the benefit of Supervising Producer and/or Surety. Supervising Producer shall, at the request of Surety, give an accounting of any such collateral. Should Surety, in its sole and exclusive judgment, deem it to be in the best interest of the bonded party or any of the parties hereto, then Supervising Producer, upon demand, shall deliver to Surety any and all collateral held by or for the benefit of Supervising Producer and/or Surety. Notwithstanding, Supervising Producer shall deliver to Surety's custody and control within a reasonable period all cash collateral for any one bond or related series of bonds where such cash collateral exceeds $10,000.00, except where otherwise required by law wherein Supervising Producer shall in that case comply with the laws of the Territory. It is specifically understood that, unless the collateral referred to above is actually transferred to the custody of Surety, Surety shall have no liability or responsibilities to anyone concerning the safekeeping or return of the collateral and the Supervising Producer shall indemnify and hold Surety harmless from all claims and expenses which Surety may incur attributable to collateral not in the custody of or previously received by Surety.

5.5 Service Fees. Surety may from time to time institute service fees or charges for the continued support of its Producer network. Service fees may include, but are not limited to, charges for the facilitation of Transfer Bonds, reimbursement for Producer appointments, administration of BUF Accounts, software support and other miscellaneous services. Upon notice to Supervising Producer, such fees or charges may be charged against Supervising Producer's BUF Account and withdrawn by Surety on a periodic basis unless Supervising Producer elects to otherwise make such payment. Surety will provide Supervising Producer with a current list of all such service fees in effect as of the Effective Date.

Article VI. INDEMNIFICATION

6.1 Indemnification of Surety. Supervising Producer and each Indemnitor shall jointly and severally indemnify and hold and save harmless Surety and its respective shareholders, subsidiaries, officers, directors, employees, agents and affiliates from and against all Losses, costs, suits, actions, damages, liabilities and expenses, including reasonable attorneys' fees and appellate attorneys' fees, arising in any way from this Agreement or in connection with loss of life, bodily or personal injury or property damage arising from Supervising Producer's default under, or acts or omissions pursuant to, this Agreement, including but not limited to any negligence or intentional acts or omissions of Supervising Producer's sub producers, co-producers, employees, agents, contractors, bail enforcement agents or bounty hunters. Surety shall be entitled to recover interest on any amounts due Surety, calculated from the date of Loss, damage or cost incurred by Surety, at the lesser rate of either 12% per annum or the maximum rate allowable by law. Supervising Producer and each Indemnitor shall have and maintain at all times sufficient unencumbered assets of their own to save Surety harmless of and from all Losses incurred. Within thirty days of Surety's request, Supervising Producer and each Indemnitor hereof shall furnish to Surety a financial statement including a statement of income and expenses, a balance sheet and appropriate notes prepared in accordance with generally accepted accounting principles consistently applied and reviewed by a certified public accountant, the identity of whom shall be acceptable to Surety.

6.2 Build-Up Fund Account. In order to further protect and insure Surety against any failure to collect or pay premium or against any Loss, Supervising Producer grants Surety authority to create BUF

Accounts into which Supervising Producer and its sub producers shall contribute funds. Supervising Producer grants Surety a continuing, first priority security interest in the BUF Account to secure payment of any indebtedness, liability, Loss or obligation incurred by Surety arising under this Agreement. Surety shall have the remedies of a secured party under Article 9 of the Uniform Commercial Code and any and all rights and remedies available to it under any other applicable law. A BUF Account shall be opened, maintained, and operated by Surety or its designate under the following terms and conditions:

A. At the time each bail bond undertaking is executed, Supervising Producer and its sub producers shall reserve for each bond undertaking a sum equal to the Build Up Fund Contribution percentage specified in the Addendum, and such sum shall be remitted to Surety with the requisite premium payment:

B. Remitted funds shall be deposited in an interest-bearing account with a bank or other financial institution selected by the Surety. Supervising Producer may request the type of account to be opened from a list of such accounts offered by Surety based upon the value of the funds in the account and subject to Surety's approval:

C. The records of each BUF Account shall indicate that the funds on deposit are held in trust for Supervising Producer and/or its sub producers, but shall be in the name of Surety as custodian for Supervising Producer and/or its sub producers and shall not be drawable by or accessible to Supervising Producer or its sub producers except under the terms of this Agreement;

D. Surety may immediately draw upon the BUF Account at the time and in the amount of any Losses to Surety, but Surety shall have no duty to make an immediate withdrawal nor does Surety have any duty to permit a withdrawal or payment from the BUF Account for any Loss experienced by Producer or Supervising Producer;

E. No less than quarterly, Surety shall provide to Supervising Producer a copy of the statements received from the bank or financial institution maintaining the BUF Account;

F. Surety will provide the Supervising Producer a notice of any withdrawal from Supervising Producer's BUF Account within ten (10) days from the date of such withdrawal. Supervising Producer may request a BUF Account withdrawal after two years from the Effective Date of this Agreement for the purpose of paying a Loss or for other valid business reasons, but approval of any such withdrawal will be in Surety's sole and absolute discretion and no such withdrawal will be considered where such withdrawal will reduce the value of the BUF Account below 3.5% of Supervising Producer's total outstanding liabilities.

G. Upon the termination of this Agreement and after an accounting of all powers of attorney and the satisfaction of all liabilities of Supervising Producer arising from this Agreement or from any undertakings created by, through or in conjunction with any authorized sub producers, employees or cooperating producers to Surety, the balance of such Supervising Producer's BUF Account, together with accrued interest or appreciation thereon, shall be paid to the Supervising Producer and a statement thereof shall be provided within sixty (60) days. Supervising Producer must provide to Surety specific written documentation absolving all liabilities from each court or claimant to satisfy the prerequisite to the release of any BUF Account funds. The same methodology for release of funds shall apply to BUF Accounts created separately for any of Supervising Producer's sub producers.

6.3 Contract Collateral. In addition to the terms and provisions herein and in order to guarantee full and faithful performance under this Agreement, Supervising Producer has provided collateral security for the benefit of Surety as specified in the Addendum. It is understood that this collateral will remain in trust for the benefit of Surety until satisfaction of all liabilities and Losses or potential Losses: however, Surety may release any or all collateral at its discretion.

6.4 Responsibilities and Obligations of the Indemnitors. Indemnitors are executing this Agreement as an inducement to Surety, without which Surety would not have entered into this Agreement. The liability of Indemnitors shall be joint and several with Supervising Producer and shall be immediate and not contingent

upon the pursuit by Surety of its remedies against Supervising Producer. Supervising Producer shall timely notify Surety and provide executed indemnifications from all future spouses of Indemnitors where such future spouses were not individually obligated as an Indemnitor at the Effective Date.

6.5 Security Interest. In order to further secure Supervising Producer's performance and obligations under this Agreement, Supervising Producer hereby grants Surety a lien against and a first priority security interest in all accounts or other rights to payment, assets, equipment, documents, instruments and chattel paper, books and records of Supervising Producer and Supervising Producer's Business and authorizes Surety to file such UCC or other forms as may be necessary or desirable to record such interests.

6.6 Additional Provisions. Surety may, in its sole and absolute discretion and judgment, elect to 1) secure independent legal representation for any lawsuit, administrative claim or other legal matter relating to the Business and/or 2) settle, compromise or otherwise limit its exposure on any claim arising from the Business. Surety shall be entitled to indemnification as provided under section 6.1 above for all such costs, fees, expenses and settlement amounts as it may reasonably incur.

Article VII. GENERAL PROVISIONS

7.1 Amendment. This Agreement may not be changed except by a written document signed by each of the parties hereto. Notwithstanding this requirement, Surety may unilaterally amend and give written notice of amendment to Supervising Producer at any time of any change to its underwriting guidelines, to its authorized premium rate to be charged to customers, to Supervising Producer's premium percentage to be paid Surety, to Supervising Producer's underwriting authority, to Supervising Producer's Territory or territorial restrictions, to Supervising Producer's percentage of BUF Account contribution or to the amount or sufficiency of any collateral security to be maintained.

7.2 Assignment. Surety may from time to time assign any and all of its rights, duties and obligations hereunder, provided such assignee is financially and lawfully capable of performing. In addition, Surety may contract with, substitute or join any other surety or sureties with respect to any bail bond undertaking. However, this Agreement shall not be assignable by Supervising Producer or Indemnitors.

7.3 Attorneys Fees. If any party hereto should bring a Court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare void or terminate this Agreement or any provisions hereof, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney's fees and costs (including legal expenses for any appeals taken), and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorney's fees were incurred.

7.4 Binding Nature. This Agreement shall be binding upon the successors, personal representatives, heirs and assigns of each of the parties hereto.

7.5 Books and Records. In the event of termination of this Agreement, after Supervising Producer has promptly accounted for and paid to Surety all of its obligations hereunder, the books and the records of Supervising Producer, and the use, possession, and control of the instruments commonly called "Discharges", shall remain its personal property and shall be left in its undisturbed possession.

7.6 Grammar. Singular and masculine pronouns shall include plural, feminine, and artificial persons and entities whenever the context permits.

7.7 Independent Contractor. Supervising Producer is and shall at all times material hereto continue to be an independent contractor and is not and shall not be an employee of Surety. Accordingly, Supervising Producer is master of its own time and efforts and shall bear its own costs and expenses, including but not limited to expenses for office space, transportation, employees' salaries and benefits, postage, insurance, attorney's fees, taxes, advertising, telephone service, telegrams, express charges, license fees, fugitive

recovery expenses, and any and all other expenses whatsoever. As it relates to bond forfeitures, Supervising Producer handles and is solely responsible for all aspects of forfeiture management including, but not limited to, the payment of the forfeiture itself, associated court costs, attorney's fees, proof of bond exoneration, management of any fugitive recovery work and maintenance and liquidation of collateral. All fugitive recovery activities shall be at the sole discretion of the Supervising Producer and it is expressly agreed that Supervising Producer acknowledges that Surety has no involvement with these activities and Supervising Producer will hold Surety harmless from all costs of litigation and damages in connection with these activities.

7.8 Non-Exclusive Agreement. This Agreement is not exclusive in terms of the Supervising Producer's Territory or rights and Surety may appoint other producers or Supervising Producers in, adjacent to or otherwise in proximity to Supervising Producer's area of Business operations. Neither Surety nor Supervising Producer shall be prohibited from contracting with other producers, sub producers or sureties, respectively, for Business within or outside of the Territory. In its sole discretion, Surety reserves the right to reject any Business from sub producers or co-producers of Supervising Producer and further has no obligation to appoint any sub producers or co-producers that it deems unsuitable.

7.9 Non-Waiver.

A. The waiver by any party of any breach of any of the terms and conditions hereof shall not be construed as a waiver of the subsequent performance by any party of the same or any other obligation hereunder, and no failure of any party hereto to exercise any right or power given to them, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of such party's right to have and demand exact compliance with the terms hereof.

B. In the event of default or failure of performance by the Supervising Producer, its sub producers, co-producers or employees, if any, Surety shall have no duty to exercise any of its rights hereunder to the BUF Account nor to undertake, exercise or exhaust any remedies at law or equity against Supervising Producer, its sub producers, co-producers or employees as a condition precedent to the liability of Supervising Producer, its sub producers, co-producers or employees and the simultaneous liability of each of the undersigned Indemnitors. All rights, powers, and privileges conferred herein upon Surety shall be cumulative and supplemental to each other and to those given by law.

7.10 Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery, by overnight carrier, by registered or certified mail or by facsimile transmission and shall be addressed as follows:

As to Surety:	Bankers Insurance Company P.O. Box 33015 St. Petersburg, FL 33733-8015 PH: (727) 823-4000 x-4233 FAX: (727) 803-4076 Attn: Brian Kesneck
As to Supervising Producer:	see Addendum

Notices sent by hand delivery shall be deemed effective on the date of hand delivery. Notices sent by overnight carrier shall be deemed effective on the next business day after being placed into the hands of the overnight carrier. Notices sent by registered or certified mail shall be deemed effective on the third business day after being deposited into the post office. Notices sent by facsimile transmission shall be deemed to be effective on the day when sent if sent prior to 4:30 p.m. (the time being determined by the time zone of the recipient); otherwise, they shall be deemed effective on the next business day.

7.11 Severability. Each paragraph, provision, sentence and part thereof of this Agreement shall be deemed separate from each other paragraph, provision, sentence or part thereof and the unenforceability of any such paragraph, provision, sentence or part thereof shall not affect the balance of this Agreement.

7.12 Term. The term of this Agreement shall be perpetual unless otherwise terminated pursuant to the terms and conditions herein.

7.13 Termination. Surety or Supervising Producer may give written notice, at any time, with or without cause, of his or its intent to terminate this Agreement. Upon such notice, Supervising Producer's right to solicit and execute bail bonds hereunder on behalf of Surety shall cease and terminate immediately. Supervising Producer shall return all executed powers of attorney along with the premium and BUF Account remittances, all unexecuted powers of attorney and all corporate seals. All other rights and duties of each party hereto shall continue thereafter until the satisfaction of all liabilities of Surety arising from any undertakings created by, through or in conjunction with Supervising Producer, any authorized sub producers, employees or cooperating producers at which time this Agreement shall be finally terminated.

7.14 Time of the Essence. Time and specific performances are of the essence of this Agreement and each provision thereof.

7.15 Venue and Choice of Laws. For purposes of this Agreement, the parties hereto agree that this contract shall be deemed a Florida contract, that all parties have had sufficient contacts to allow jurisdiction by a Florida court, and that venue shall be fixed in Pinellas County, Florida for any disputes or litigation arising hereunder. The laws of the State of Florida shall apply and be determinative for all interpretations hereof.

7.16 Waiver of Jury Trial. ALL PARTIES HEREBY WAIVE AND RELEASE ALL RIGHTS TO TRIAL BY JURY FOR ANY ACTION BETWEEN OR AMONG THE PARTIES ARISING FROM OR RELATING TO THE ENFORCEMENT OF ANY TERMS OR CONDITIONS OR THE TERMINATION OR CONSTRUCTION OF THIS AGREEMENT.

[Remainder of page intentionally left blank -to be followed by the Addendum and signature pages]

ADDENDUM TO SUPERVISING PRODUCER AGREEMENT

1. **Effective Date:** February 4, 2013
2. **Supervising Producer**: A Alpha Bail Bonds, LLC, a Colorado Limited Liability Company
3. **Indemnitors**: Frank B. Ficarra
4. **Surety**: **BANKERS INSURANCE COMPANY**, a Florida corporation.
5. **Territory**: Colorado
6. **Underwriting Authority**: $ 100,000.00
7. **Premium:** (Select one)

   1.5 % of penal liability of each bond

8. **Build Up Fund Contribution:** (Select one)

   1.0 % of penal liability of each bond

9. **Collateral Security:** Build Up Fund Assignment
10. **Notices to Supervising Producer Address:**

Business name: A Alpha Bail Bonds
Address: 132 W. 11th Ave., Denver, CO 80204
Telephone number: 720.266.6996
Fax number: 720.266.6995
Attention: Frank Ficarra

IN WITNESS WHEREOF the parties have executed this Agreement and Addendum the day and year first above written.

"SURETY"

BANKERS INSURANCE COMPANY

WITNESS: *Tracy Clark* BY: ______________________

BRIAN KESNECK

AS ITS: Senior Vice President

STATE OF FLORIDA
COUNTY OF PINELLAS

The foregoing instrument was acknowledged before me this 15th day of February, 2013, by BRIAN KESNECK, Senior Vice President of Bankers Insurance Company, who is personally known to me to be the individual described herein and who did (did not) take an oath and acknowledged that said instrument is the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the said County and State the day and year first above set forth.

____

Notary Public

My Commission Expires:

NOTARY PUBLIC STATE OF FLORIDA
CHRISTINE ALLEM
MY COMMISSION # EE 218841
EXPIRES: July 23, 2016
Bonded Thru Budget Notary Services

"SUPERVISING PRODUCER"

A ALPHA BAIL BONDS. LLC

Witness: [signature]

BY: [signature]
FRANK B. FICARRA

AS ITS: Manager/Member

"INDEMNITOR"

Witness: [signature]

[signature]
FRANK B. FICARRA

State of Colorado
County of Denver

On Feburary 8, 2013 before me. (here insert name and title of the officer), personally appeared FRANK B. FICARRA, individually and as Manager/Member of A Alpha Bail Bonds. LLC, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Colorado that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature] (Seal) My commission expires: January 26, 2016

JAY A KELMAN
NOTARY PUBLIC
STATE OF COLORADO